SECURITIES AND EXCHANGE COMMISSION

    Washington, D.C. 20549

    FORM 8-K

    CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): April 23, 1999 (April 19, 1999)


    HUDSON'S GRILL OF AMERICA, INC.
    (Exact name of Registrant as specified in its Charter)

    California
    (State or other jurisdiction of incorporation)


    0-13642
    (Commission or File Number)


    95-3477313
    (IRS Employer Identification Number)


    16970 Dallas Parkway, Suite 402, Dallas, Texas 75248
    (Address of Principal Executive Offices)


    Registrant's telephone number, including area code:
    (972) 931-9237



    Item 5.  Other Events.

    Hudson's Grill of America, Inc. (the "Company"), a California corporation based in Dallas, Texas, announced that on April 19, 1999, Sharfe, L.L.C., a Michigan limited Liability company, opened the second Hudson's Grill restaurant in the State of Michigan. Initially, the restaurant will be open only for dinner, but beginning April 23, 1999, it plans to be open for lunch, too. The free-standing restaurant is located in far north Michigan in Marquette, which is situated on Lake Superior; it is situated between two hotels, a Days Inn and a Comfort Inn Suites. It is the third prototype built based on the Company's new free standing unit concept.

   The Company also announced that it had settled its case with the landlord of a site formerly leased by the Company in Westlake, California. The Company, a former tenant, and a guarantor agreed to the settlement, in which the Company's obligation is to contribute $83,333.33 to the guarantor to help pay the settlement. Definitive agreements reflecting the settlement are currently in process.

    Item 7.  Exhibits.

         1. Press Release dated April 22, 1999, regarding the opening of the Hudson's Grill in Marquette, Michigan, and the settlement of Westlake lawsuit.


    SIGNATURES

         Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date: April 23, 1999

                               HUDSON'S GRILL OF AMERICA, INC.
                               Registrant



                               s/s David L. Osborn
                               David L. Osborn

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